UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                72-1525702
--------                                                ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)


                                  480.778.9140
                          -----------------------------
                           (Issuer's telephone number)

ITEM 9. Regulation FD Disclosure

On May 24, 2004, we announced that Aegis Assessments, Inc. signed a distribution agreement with JAD Corp. of America, headquartered in New York City, and received an initial $2.4 million purchase order for SafetyNet(TM) Radio Bridges(TM). On June 1, 2004 we received the first progress payment of $350,000 pursuant to that agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
Secretary and Chief Operating Officer